                                                                     EXHIBIT 6.7

                        PAN WESTERN ENERGY CORPORATION

                       1992 DIRECTORS' STOCK OPTION PLAN

     SECTION 1.  Establishment.  There is hereby established the Pan Western
                 -------------
Energy Corporation 1992 Directors Stock Option Plan (the "Directors' Plan"), pursuant to which certain directors Of PAN WESTERN ENERGY CORPORATION (the "Company") may be granted options to purchase shares of common stock of the Company, par value of $.01 per share ("Common Stock"), and thereby share in the future growth of the business.

     SECTION 2.  Status of Options.  The options to be issued pursuant to this
                 -----------------
Directors' Plan ("Options") shall not constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("the Code")

     SECTION 3.  Eligibility.  All directors of the Company who are not
                 -----------
employees of the Company or any of its subsidiaries (collectively, the "Participants") shall be eligible to be granted Options under this Directors' Plan.

     SECTION 4.  Number of Shares Covered by Options; No Preemptive Rights.  The
                 ---------------------------------------------------------
total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 30,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 8 of this Directors' Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted.) The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Directors' Plan is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Directors' Plan.

     SECTION 5.  Administration.
                 ---------------

     (a) This Plan shall be administered by the committee (the "Committee") consisting of from three (3) to five (5) individuals who may, but need not, be members of the Board. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the

Committee shall be fully as effective as if it had been made at a meeting duly called and held. A Participant may receive Options under this Directors' Plan whether or not such Participant also serves as a member of the Committee.

     (b) Options shall be automatically granted to Participants in accordance with Section 6 hereof and shall be issued upon terms and conditions set forth in section 7 hereof. Accordingly, the persons to whom Options shall be granted, the number of shares subject thereto and the material terms and conditions governing the Options, will not be subject to the discretion of the Committee. However, if any questions of interpretation of the Directors' Plan or of any Options issued hereunder shall arise, they shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Directors' Plan.

     SECTION 6.  Terms and Conditions of Options; Stock Option Agreements.  Each
                 --------------------------------------------------------
Option granted pursuant to this Directors' Plan shall be evidenced by a written agreement between the Participant and the Company which shall contain the following terms and conditions:

          (a)  Option Price.  The exercise price of each Directors' Option shall
               ------------
     bc one hundred percent (100%) of the fair market value of the shares subject to such Option on the date of grant. For purposes of this Section, the fair market value of a share of Common Stock shall mean (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the average of the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, for the ten business days preceding the date of grant; (iii) if last sale prices are not reported with respect to the Common Stock, the average of the high bid and low asked prices of a share of Common Stock as reported by such quotation service for the ten business days preceding the date of grant; or (iv) if bid and asked quotations are not reported, the average between the closing bid and asked prices of a share of Common Stock for the ten business days preceding the date of grant as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.

          (b)  Medium and Time of Payment.  The exercise price of the shares to
               --------------------------
     be purchased pursuant to a Directors' Option shall be paid (i) in full in cash or by check, (ii) by delivery (i.e. surrender) of shares of Common Stock of the Company then owned by the Participant with a Fair Market Value at the time of exercise of the Option equal to the exercise price, or (iii) by a combination of (i) and (ii).

          (c)  Term and Exercise of Options.  The term of each Option shall
               ----------------------------
     commence on the date it is granted and, unless sooner terminated as set forth herein, shall expire ten years and thirty days after its date of grant unless extended as set forth herein. If the Participant shall die or become disabled within the meaning of Section 22(3) (e) of the Internal Revenue Code of 1986, as amended, while still serving as a director or prior to the termination of the Option in accordance with the preceding sentence, the Option shall terminate on the anniversary of the Participant's death or disability, as the case may be. In the event of the Participants death, the Option may be exercised by the person or persons entitled to do so under the Participant's will or,if the Participant shall fail to make testamentary disposition of the Option, or shall die intestate, by the Participant's legal representative.

          (d)  Transferability.  Each Option shall be nontransferable by the
               ---------------
     Participant except by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him.

          (e)  Investment Purpose.  Each Participant shall represent and warrant
               ------------------
     that he is acquiring the Option and in the event the Option is exercised, the shares of Common Stock issuable thereunder, for investment, for his own account and not with a view to the distribution thereof, and that he will not offer or sell the shares unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law is in effect, or unless counsel satisfactory to the Company renders a reasoned opinion that the proposed sale is exempt from the registration requirements of the Securities Act and such state security act.

     SECTION 8.  Adjustment of Number of Shares.  In the event that a dividend
                 ------------------------------
shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any option granted hereunder, and the number of shares reserved for issuance pursuant to this Directors' Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination or shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Directors'

Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the case of any such substitution or adjustment as provided for in this Section, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 8. No adjustment or substitution provided for in this Section shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

     SECTION 9.  Effective Date and Term of Plan.  Subject to approval by the
                 -------------------------------
stockholders of the Company, this Plan shall become effective as of the date of its adoption by the Board of Directors of the Company. Except to the extent necessary to govern outstanding Options issued, this Plan shall terminate on, and no additional Options shall be granted after, the third anniversary of its effective date unless earlier terminated by the Board of Directors in accordance with Section 10 Thereof.

     SECTION 10.  Amendment of the Plan.  This Plan may be terminated or
                  ---------------------
amended from time to time by vote of the Board of Directors; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Directors' Option without the consent of the Participant and no amendment which shall (i) increase the maximum number of shares subject to this Directors' Plan; (ii) increase the maximum number of shares issuable to any Participant under this Directors' Plan; or (iii) change the designation of Participants eligible to receive Options under this Directors' Plan, shall be effective without the approval of the stockholders.

                        PAN WESTERN ENERGY CORPORATION

                Agreement Relating to Directors' Stock Options
                       Which Are Not "Incentive Options"

               Pursuant to the 1992 Directors' Stock Option Plan

                          ---------------------------

     Option granted in Tulsa, Oklahoma, as of ________________, (hereinafter referred to as the "Date of Grant") by PAN WESTERN ENERGY CORPORATION (the "Corporation") to (the "Grantee"):________________________________________.

     1.   The Option.  The Corporation hereby grants to the Grantee, effective
          ----------
on the Date of Grant, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to____________of the Corporation's fully paid, non-assessable shares of Common Stock, par value $0.01 per share (the "Shares"), at the option price set forth in Section 2 below.

     The Option is granted pursuant to the Corporation's 1992 Directors' Stock Option Plan (the "Plan"), a copy of which is delivered herewith by the corporation and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all the applicable provisions of the Plan which are incorporated herein by reference. The Option is a "Non-incentive Stock Option" within the meaning of Section 2 of the Plan.

     2.   The Purchase Price.  The purchase price of the Shares shall be $______
          ------------------
per share (the "Option Price").

     3.   Exercise of Option.
          ------------------

          (a) Except as otherwise provided in the Plan and this Option Agreement, the Option is exercisable over a period of ten years and thirty days from the Date of Grant. The option may be exercised from time to time during the such period as to the total number of Shares allowable under this Section 3(a), or any lesser amount thereof, but only during the continuation of the Grantee's service as a director of the Corporation. If the Grantee shall die or become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while still serving as a director or prior to the termination of this Option in accordance with the preceding sentence, the Option shall terminate on the first anniversary of the Grantee's death or disability, as the case may be. In the event of the death of the Grantee, this Option may be exercised by the person or persons entitled to do so under the Grantee's will (a "legatee"), or, if the Grantee shall fail to make testamentary disposition of this

Option or shall die intestate, by the Grantee's legal representative (a "legal representative"). If this Option shall extend to 100 or more Shares, then this Option may not be exercised for less than 100 Shares at any one time, and if this Option shall extend to less than 100 Shares, then this Option must be exercised for all such Shares at one time.

               (b) Not less than five days nor more than thirty days prior to the date upon which all or any portion of the Option is to be exercised, She person entitled to exercise the Option shall deliver to the Corporation written notice (the "Notice") of his election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The date specified in the Notice shall be a business day of the Corporation.

               (c) On the date specified in the Notice, the person entitled to exercise the option shall pay to the Corporation the Option Price of the Shares in respect of which the option is exercised and the minimum amount of any Federal and state withholding tax and any employment tax. The Option Price shall be paid in full at the time of purchase, in cash or by check or with Common Stock of the Corporation which has been owned by the Grantee for at least six months prior to the exercise of tee Option, the value of which shall be determined in the same manner as provided for determining the fair market value of a share of Common Stock as set forth in Section 7(a) of the Plan. If the Option is exercised in accordance with the provisions of the Plan and this Option Agreement, the Corporation shall deliver to such person certificates representing the number of Shares or other securities in respect of which the Option is being exercised which Shares or other securities shall be registered in his name.

          4.   Representations, Warranties and Covenants.
               -----------------------------------------

               (a) The Grantee represents and warrants that he is acquiring this Option and, in the even this Option is exercised the Shares, for investment, for his own account and not with a view to the distribution thereof, and that he has no present intention of disposing of this Option or the Shares or any interest therein or sharing ownership thereof with any other person or entity.

               (b) The Grantee agrees that he will not offer, sell, hypothecate, transfer or otherwise dispose of any of the Shares unless either:

               (i) A registration statement covering the Shares which are to be so offered has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Securities Act covering the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Securities Act; or

               (ii) Counsel satisfactory to the Corporation renders a reasoned opinion in writing and addressed to the Corporation and its counsel, that in the opinion of such counsel such proposed sale, offer, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Securities Act in view of circumstances of such proposed offer, sale, transfer or other disposition.

               (c) The Grantee acknowledges that (i) the Shares and this Option constitute "securities" under the Securities Act and/or the Securities Exchange Act of 1934 and/or the Rules and Regulations promulgated under said acts; (ii) the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) except as set forth in Section 8 below, the Corporation is not under any obligation with respect to the registration of the Shares.

               (d) The certificate or certificates representing the Shares shall have an appropriate legend referring to the terms of this Option.

               (e) The Grantee is advised that he or his legatee or legal representative, as the case may be and as defined above, may be required to make an appropriate representation at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares then being purchased.

               (f) The Grantee acknowledged that, in the event of termination of his or her employment with the Corporation, his or her rights to exercise this opt ion are restricted as set forth in Section 3(a) above.

          5.   Successors and Assigns. This Option Agreement shall be binding
               ----------------------
upon and shall inure to the benefit of any successor or assign of the Corporation and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's legatee or legal representative, as defined above.

          6.   Adjustment of Options.
               ---------------------

               (a) The number of Shares issuable upon exercise of this Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of the events specified in Section 8 of the Plan, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures therein specified.

               (b) Fractional shares resulting from any adjustment in options pursuant to this Section may be settled In cash or otherwise as the Committee shall determine. Notice of any adjustment in this Option and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          7.   Exercise and Transferability of Option. During the lifetime of
               --------------------------------------
the Grantee, this Option is exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. If the Grantee, while still serving as a Director of the Corporation, shall die within the Option Period, his or her legatee or legal representative shall have the rights provided in Section 3(a) above.

          If the foregoing is in accordance with the Grantee's understanding and approved by him, he may so confirm by signing and returning the duplicate of this Option Agreement delivered for that purpose.


                                             PAN WESTERN ENERGY CORPORATION

                                             ______________________________.



                                             ______________________________.
                                             Grantee